Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We have issued our reports dated March 9, 2018 with respect to the consolidated financial statements and internal control over financial reporting of BBX Capital Corporation included in the Annual Report on Form 10-K for the year ended December 31, 2017. We consent to the incorporation by reference of said reports in the Registration Statement of BBX Capital Corporation on Form S-8.

/s/ Grant Thornton LLP

Fort Lauderdale, Florida

May 25, 2018